Exhibit 16.1

August 30, 2016

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549
Audit • Tax • Advisory
Grant Thornton LLP 211 N Robinson, Suite 1200
Oklahoma City, OK 73102-7148
T 405.218.2800
F 405.218.2801 www.GrantThornton.com

Re:        Warren Resources, Inc.

File No. 000-33275

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Warren Resources, Inc. filed August 30, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd